JCM PARTNERS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
	May 31, 2005	December 31, 2004
ASSETS
Real estate investments, net	$219,917,711	$222,974,582
Real estate investments held for sale, net	2,326,809	4,514,231
Cash	14,018,757	6,569,020
Restricted cash	2,354,793	1,234,172
Notes receivable	4,215,623	4,300,000
Rents receivable	199,247	224,556
Prepaid expenses	924,878	944,169
Deferred costs, net	2,000,511	2,247,830
Other assets	492,259	541,947
TOTAL ASSETS	$246,450,588	$243,550,507

LIABILITIES, MEMBERS’ UNITS, PREFERRED UNITS AND RETAINED EARNINGS
LIABILITIES
Mortgages payable	$194,067,929	$192,569,602
Mortgages payable on real estate investments held for sale	931,647	2,688,234
Tenants’ security deposits	2,908,809	2,893,023
Accounts payable and accrued expenses	2,603,530	2,701,940
Accrued interest	989,235	967,514
Unearned rental revenue	175,892	179,935
Total liabilities	$201,677,042	$202,000,248
MEMBERS’ UNITS, PREFERRED UNITS AND RETAINED EARNINGS
Redeemable units (See Note 4)
14,936,304 redeemable Class 1 Units, $1 par value and 17,026,042
redeemable Class 1 Units, $1 par value outstanding at May 31, 2005 and December 31, 2004, respectively	6,319,530	8,114,023
14,661,492 redeemable Class 2 Units, $1 par value and 14,280,506
redeemable Class 2 Units, $1 par value outstanding at May 31, 2005 and December 31, 2004, respectively	6,287,644	6,907,258
Non-redeemable units
31,611,243 Class 3 Units, $1 par value and 31,033,532 Class 3 Units,
$1 par value outstanding at May 31, 2005 and December 31, 2004, respectively	13,438,548	14,932,858
Preferred units
25,000,000 Series B Preferred Units authorized, 6,543,000 Series B
Preferred Units outstanding at May 31, 2005, and no Series B Preferred Units outstanding at December 31, 2004	6,992,822	—
Subscription proceeds received prior to issuance of Series B
Preferred Units	654,000	2,604,773
Distributions paid in advance (See Note 5)	(78,594)	—
Retained earnings	11,159,596	8,991,347
TOTAL LIABILITIES, MEMBERS’ UNITS, PREFERRED UNITS AND RETAINED EARNINGS	$246,450,588	$243,550,507

See notes to condensed consolidated financial statements.

JCM PARTNERS, LLC

NOTES TO CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

1. BASIS OF PRESENTATION

JCM Partners, LLC and its subsidiaries (the “Company”) own, operate and manage apartment complexes and commercial income properties located in Northern California.

The accompanying condensed consolidated balance sheet for the Company is unaudited and reflects all normal, recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of such balance sheet.

This unaudited consolidated balance sheet should be read in conjunction with the audited financial statements for the year ended December 31, 2004 included in the Company’s 10-K filed with the Securities and Exchange Commission on March 31, 2005. The Company has prepared this unaudited consolidated balance sheet for use in determining the Exercise Price for the put rights for the Class 1 Units required by the Amended and Restated Certificate of Designations of Class 1 Units.

2. REAL ESTATE INVESTMENTS HELD FOR SALE

For properties accounted for under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144), the operating results for properties sold during the period or designated as held for sale at the end of the period are required to be classified as discontinued operations and presented separately on the balance sheet.

In May 2004, the Company entered into an Option Agreement to sell its undeveloped land in Vallejo, California for $500,000. The carrying amount of the asset (real estate investments held for sale) of the property was $500,000 at May 31, 2005. There is no debt on the property. In March 2004, the Company recorded a $250,000 charge for loss on impairment of assets so the carrying value reflects the sale price as negotiated in the Option Agreement.

In January 2005 the Company listed for sale a 26,984 square foot light industrial building in Napa, California for $3,500,000. The net carrying value of the asset (real estate investments held for sale, net) of the property was $1,827,000 at May 31, 2005 and the liabilities (mortgages payable of real estate investments, held for sale) was $932,000.

3. MORTGAGES PAYABLE

The Company’s mortgages payable generally require monthly interest and principal payments. The obligations include twenty-nine fixed rate loans and seventeen variable rate loans which are secured by deeds of trust on the Company’s real estate investments. The Company is required by the terms of certain of the mortgage loans to maintain lender impound accounts for insurance, property taxes, reserves for property improvements and a bond account which are recorded as restricted cash.

4. MEMBERS’ UNITS AND PREFERRED UNITS

The Company has authorized 300,000,000 Units and Preferred Units, of which 25,000,000 may be designated as Preferred Units. During the two months ended May 31, 2005, Unit holders, other than our wholly-owned subsidiary, converted 706,375 Class 1 Units to 531,918 Class 2 Units and to 174,457 Class 3 Units. The Units were converted on a 1-to-1 basis. The Company is required to redeem the Class 1 and Class 2 Units by June 2007 and June 2012, respectively, provided the Unit holder has timely exercised the Unit holder’s put right. The Class 3 Units are not redeemable at the option of the Unit holder. Effective December 31, 2004, the Company’s Series B Preferred Units came into existence when the Certificate of Designations of the Series B Preferred Units (“Series B COD”) was signed by the Company’s Chief Executive Officer. The Company’s Board of Managers had approved the issuance of the Series B Preferred Units on November 19, 2004. The Company’s Series B Preferred Units are senior in priority to our Class 1, 2 and 3 Units upon liquidation or if the Company is involved in a change of control (as defined in the Series B COD). The redeemable and non-redeemable Units and Preferred Units outstanding are accounted for under EITF D-98 “Classification and Measurement of Redeemable Securities” and Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stocks.” Under these standards the redeemable Units and Preferred Units are presented separately from the non-redeemable Units on the consolidated balance sheet. These standards do not affect the accounting for the redemption and distributions with respect to the redeemable Units.

In May 2005, the Company received $654,000 in subscription proceeds for Series B Preferred Units issued in June 2005.

5. DISTRIBUTIONS TO MEMBERS

During the two months ended May 31, 2005, the Company made distributions to holders of Units and Preferred Units required by the Certificates of Designations of the Class 1, Class 2, Class 3 and Series B Preferred Units, respectively, plus voluntary distributions, as follows:

Class of Unit/Series of Preferred Units	Amount
Class 1 (1)(4)	$205,000

Class 2 (2)(4)	199,000

Class 3 (3)(4)	448,000

Series B Preferred (3)(4)	80,000

Total	$932,000

(1)	The Class 1 mandatory monthly distribution is equal to 1/12 of $0.0775 per Class 1 Unit, or a total of $0.0775 per Class 1 Unit each year.

(2)	The Class 2 mandatory monthly distribution is equal to 1/12 of $0.0800 per Class 2 Unit, or a total of $0.0800 per Class 2 Unit each year.

(3)	The Class 3 and Series B Preferred mandatory monthly distribution is equal to 1/12 of $0.0825 per Class 3 and Series B Preferred Unit, or a total of $0.0825 per Class 3 and Series B Preferred Unit each year.

(4)	Includes voluntary monthly distributions to holders of Class 1, Class 2, Class 3 and Series B Preferred Units, equal to 1/12 of $0.0025 per Unit or a total of $0.0025 per Class 1, Class 2 and Class 3 Unit and Series B Preferred Units each year. Excludes distributions for Units held by the Company’s wholly owned subsidiary.

On December 10, 2002, the Board of Managers declared a voluntary distribution to be paid monthly in an amount equal to 1/12 of $0.0025 per Class 1 Unit (“Voluntary Distribution”). The Voluntary Distribution remains in effect until it is terminated by the Board of Managers. Pursuant to the Certificates of Designations of the Class 2 and Class 3 Units, respectively, the Class 2 and Class 3 Units are entitled to receive no less than the same Voluntary Distribution received by the holders of the Class 1 Units on a per Unit basis. Pursuant to the Series B COD, the Series B Preferred Units are entitled to receive the same voluntary distributions as the Class 3 Units on a per Unit basis.

Distributions paid in advance: In March 2005, the Company accrued or paid $101,000 to the California Franchise Tax Board on behalf of the Company’s non-California Unit holders who had been allocated income deemed taxable by the State of California. For affected non-resident Members, the Company began withholding one-ninth of the total withholding amount paid on each Members’ behalf, starting with the April 2005 monthly distribution, so that each Member will have repaid the Company by the end of the year. If the Company repurchases or redeems Units from one of these Members prior to the end of the year, the amount paid to that Member will be reduced by any remaining amount advanced by the Company. If such a Member sells, transfers or gifts any Units to another investor, the Company will require payment of the remaining withholding amount advanced by the Company as part of the transfer. The Company did not pay the amounts above on behalf of Managers of the Company who are non-resident Members, due to the limitations created by the Sarbanes-Oxley Act of 2002, should these amounts be treated as “loans” to the Company’s Managers. Instead, Managers who are non-resident Members paid the Company these amounts simultaneously with the Company’s payment of these amounts to the California Franchise Tax Board.

6. REPURCHASE OF UNITS

During the two months ended May 31, 2005, the Company, through a wholly owned subsidiary, repurchased 953,952 Units as follows:

Class of Unit	# of Units	Amount
Class 1	811,640	$1,266,000

Class 2	89,113	139,000

Class 3	53,199	83,000

Total	953,952	$1,488,000

All Units owned by the subsidiary are considered outstanding under the Company’s Operating Agreement for all purposes, except as noted below, including voting and participation in mandatory and other distributions paid by the Company. However, for financial reporting purposes, these Units are not considered outstanding and any distributions paid to the subsidiary are eliminated in consolidation. Accordingly, for financial reporting purposes, the number of Units outstanding at May 31, 2005 is the number of Units outstanding minus the Units owned by the Company’s subsidiary. However, for all other purposes, the Company has 90,152,151 Units outstanding. Repurchases of Units were recorded against the Members’ Unit balances.

In June 2005 and through July 5, 2005, the Company, through its wholly owned subsidiary, repurchased an additional 142,084 Units (pursuant to May 2005 purchase agreements) as follows:

Class of Unit	# of Units	Amount
Class 1	142,084	$222,000

Class 2	0	0

Class 3	0	0

Total	142,084	$222,000

As of July 5, 2005, the Company’s wholly owned subsidiary owned the following number of Units:

Class of Unit	# of Units(1)
Class 1	6,864,002

Class 2	7,165,274

Class 3	15,055,920

Total	29,085,196

(1) Units owned by the Company’s subsidiary are periodically allocated into Class 1, 2 and 3 Units in proportion to the Units held by all Members in order to implement Section 2.3.5 of the Company’s Operating Agreement.

7. ISSUANCE OF SERIES B PREFERRED UNITS

During the two months ended May 31, 2005, the Company issued 3,239,300 Series B Preferred Units and received a total of $1,906,000 in subscription proceeds excluding the $1,625,000 received in March 2005.

8. CONTINGENCY AND LEGAL MATTERS

As of May 31, 2005, the Company is not aware of any litigation threatened against the Company other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, and none of which is expected to have a material adverse effect on the consolidated financial statements of the Company.

9. CERTAIN RELATED PARTY TRANSACTIONS

During the two months ended May 31, 2005, the Company issued 1,090,000 Series B Preferred Units for $1,188,000 to Managers of the Company on the same terms and conditions made available to other investors.

10. SUBSEQUENT EVENTS

From June 2005 and through July 5, 2005, Unit holders, other than our wholly-owned subsidiary, converted 382,637 Class 1 Units to 382,637 Class 2 Units (pursuant to May 2005 conversion forms). The Units were converted on a 1-to-1 basis.

From June 2005 and through July 5, 2005, the Company, through its wholly owned subsidiary, repurchased an additional 142,084 redeemable Class 1 Units for an aggregate price of $222,000 (pursuant to May 2005 purchase agreements). The same price was paid for all Units repurchased.

From June 2005 and through July 5, 2005, the Company issued an additional 600,000 Series B Preferred Units (pursuant to May 2005 subscription agreements).